Exhibit 99.2

InspireMD Announces Private Placement to Certain Officers and Directors

BOSTON, MA – March 16, 2016 – InspireMD, Inc. (“InspireMD” or the “Company”) (NYSE MKT: NSPR), a leader in embolic protection systems (“EPS”), today announced a private placement (the “Private Placement”) of up to 1,100,000 shares of its common stock and warrants to purchase up to 550,000 shares of common stock to certain of the Company’s officers and directors (the “Private Placement”). The common stock will be sold at a price of $0.59 per share, and each purchaser will receive a warrant to purchase one half of one share of common stock for each share of common stock that it purchases. The warrants shall be exercisable immediately and have a term of exercise of five years from the date of issuance and an exercise price of $0.59 per full share of common stock.

The Company expects to receive gross proceeds from the Private Placement of approximately $600,000, before deducting placement agent fees and estimated offering expenses payable by the Company. The Private Placement is expected to close on or about March 21, 2016, subject to certain closing conditions.

The Company intends to use the net proceeds from the Private Placement to conduct sales activities related to CGuard™ EPS™, and MGuard Prime™ EPS, and for general corporate purposes.

The securities offered in the Private Placement have not been, and will not be, registered under the Securities Act of 1933 and may not offered or sold in the United States absent registration under the Securities Act of 1933 or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MGuard® with MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard), neurovascular, and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

Forward-looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

Phone: 1-888-776-6804

Email: craigs@inspiremd.com